SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	84-1062062
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

The Amended 2006 Benefit Plan of Nexia Holdings, Inc.
(Full title of the plan)

Richard D. Surber, 59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Name, address, including zip code, of agent for service)

Telephone number for Issuer: (801) 575-8073

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amounts to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, 0.001 par value	3,000,000,000	$0.0003	$900,000	$114.03

(1) Bona fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of September 7, 2006, a date within five business days prior to the date of filing of this registration statement.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

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Registration Statement Pursuant to General Instruction E To form S-8
2006 Benefit Plan of Nexia Holdings, Inc.

    This Registration Statement is being filed pursuant to General Instruction E to Form S-8, to reflect that the Board of Directors of Nexia Holdings, Inc. (the "Company") has amended The 2006 Benefit Plan of Nexia Holdings, Inc. as originally filed by the Company in a Form S-8 filed on March 30, 2006, SEC file no. 333-132855 and amended on August 10, 2006, SEC file no. 333-132855, which are incorporated herein by reference. This Registration statement will increase the number of shares to be included in the plan by Three Billion (3,000,000,000) shares of the common stock of the Company.

The 3,000,000,000 shares registered hereunder increases the total number of shares registered under The 2006 Benefit Plan of Nexia Holdings, Inc. to 4,500,000,000.

The amendment to the 2006 Benefit Plan of Nexia Holdings, Inc. is filed as Exhibit "A" hereto. The additional Three Billion (3,000,000,000) shares are being registered hereby.

This filing is to replace the earlier filing made as a post-effective amendment on August 6, 2006 and is intended to register the same Three Billion (3,000,000,000) shares and is not an additional number of shares, the total number of shares registered under the 2006 Benefit Plan of Nexia Holdings, Inc. will be 4,500,000,000.

Item 8. Exhibits.

The exhibits attached to this Registration Statement are listed in the Exhibit Index, which is found on page 4.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 8, 2006.

Nexia Holdings, Inc.

By:	/s/ Richard D. Surber
Richard D. Surber President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard D. Surber	Director	September 8, 2006
Richard D. Surber

/s/ Gerald Einhorn	Director	September 8, 2006
Gerald Einhorn

/s/ Adrienne Bernstein	Director	September 8, 2006
Adrienne Bernstein

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INDEX TO EXHIBITS

Exhibits	SEC Ref. No.	Description of Exhibit	Page
A	23.1	Consent of Accountant	5
B	4	Amendment Number Two to 2006 Benefit Plan of Nexia Holdings, Inc.	6
C	5	Opinion and consent of Counsel with respect to the legality of the issuance of securities being issued	7

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